Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

StoneCastle Financial Corp. Reports Second Quarter 2016 Results

NEW YORK, August 11, 2016 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the second fiscal quarter ended June 30, 2016.

Second Quarter 2016 Investment Highlights:

•	Invested $22.6 million in 8 investments

•	Received partial repayment of $2.5 million from 1 investment

•	Received sales proceeds of $6.4 million from 4 investments

Investment Activity in the Second Quarter 2016 Included:

•	$8.5 million in Severn Bancorp Inc., Fixed Rate Cumulative Perpetual Preferred Stock, Series A, 9.00%

•	$5.0 million in Lincoln Park Bancorp, Subordinated Term Loan, due January 1, 2026, 8.25%

•	$3.5 million in BankGuam Holding Company, Subordinated Term Loan, due July 1, 2019, 7.99%

•	$3.1 million in Preferred Term Securities, Ltd., Fixed Rate Mezzanine Notes, due September 15, 2030, 9.74%, 144A

A complete listing of investments as of the end of the quarter can be found in the Schedule of Investments on the Company’s website at www.StoneCastle-Financial.com.

The estimated annualized yield generated by the invested portfolio as of June 30, 2016 (excluding cash and cash equivalents) was approximately 8.97%.

Second Quarter 2016 Financial Results

Net investment income was $2,549,219 or $.39 per share, comprised of $4,260,158 in gross income and $1,710,939 of expenses. Realized capital losses were ($139,372) or ($.02) per share.

Net Assets at quarter end were $138,380,529 and the Company’s Net Asset Value was $21.21 per share, up $0.12 from the previous quarter.

In the second quarter, the Company paid a cash distribution of $0.37 per share, up $0.02 from the prior quarter. The distribution was paid on June 29, 2016 to shareholders of record at the close of business on June 20, 2016.

The Company had drawn $60.75 million on its $70 million credit facility at quarter end, which represents 30.2% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets. The Company seeks a target leverage rate of 30%.

Portfolio and Investment Summary

As of the close of business on June 30, 2016, the Company had total assets of $201,304,543 consisting of total investments of $192,399,854, cash of $4,023,433 and other assets of $4,881,256.  Other assets include interest and dividends receivable of $4,141,279, and prepaid assets of $739,977.

During the quarter, the Company deployed $22.6 million in 8 investments. The Company purchased $10.0 million of preferred securities, $8.5 million of term loans and $4.1 million of debt and income notes. The Company received a partial repayment totaling $2.5 million from 1 investment and sold 4 investments for proceeds of $6.4 million.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on August 11, 2016 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on August 25, 2016. The replay can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13639291. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	June 30, 2016	March 31, 2016
Assets
Investments in securities, at fair value (cost: $195,854,563 and $185,785,040 respectively)	$192,399,854	$181,536,543
Cash (1)	4,023,433	3,992,946
Interest and dividends receivable	4,141,279	2,993,712
Prepaid assets	739,977	756,985
Total assets	201,304,543	189,280,186

Liabilities
Loan payable	60,750,000	50,500,000
Payable for securities purchased	968,200	—
Dividends payable	—	70,983
Investment advisory fee payable	875,895	822,358
Loan interest payable	36,705	128,528
Directors fee payable	15,576	15,811
Accrued expenses payable	277,638	301,323
Total liabilities	62,924,014	51,839,003
Net Assets	$138,380,529	$137,441,183

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,524	$6,515
Paid-in-capital	144,514,314	144,366,375
Accumulated net investment loss	(1,829,127)	(1,966,109)
Accumulated net realized loss on investments	(856,473)	(717,101)
Net unrealized depreciation on investments	(3,454,709)	(4,248,497)
Net Assets	$138,380,529	$137,441,183

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,524,012	6,515,388
Net asset value per common share	$21.21	$21.09
Market price per share	$18.34	$17.31
Market price discount to net asset value per share	-13.53%	-17.92%

(1) Includes $3,500,000 of restricted cash held in a segregated account at Texas Capital Bank to cover collateral requirements.

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Six Months Ended June 30, 2016	For the Three Months Ended June 30, 2016
Investment Income
Interest	$5,165,315	$2,690,459
Dividends	3,195,723	1,481,474
Origination fee income	64,990	10,725
Other Income	150,000	77,500
Total Investment Income	8,576,028	4,260,158

Expenses
Investment advisory fees	1,699,470	875,894
Interest expense	831,044	415,709
ABA marketing and licensing fees	126,865	60,899
Professional fees	145,355	75,563
Transfer agent, custodian fees and administrator fees	137,727	68,407
Bank fees	104,668	52,287
Directors’ fees	85,076	40,516
Investor relations fees	61,299	31,428
Insurance expense	44,718	22,395
Valuation fees	31,333	10,467
Miscellaneous fees (proxy, printing, rating agency, etc.)	166,143	57,374
Total expenses	3,433,698	1,710,939
Net Investment Income	5,142,330	2,549,219

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain / (loss) on investments	151,408	(139,372)
Net change in unrealized appreciation / (depreciation) on investments	(3,209,734)	793,787
Net realized and unrealized gain / (loss) on investments	(3,058,326)	654,415
Net Increase in Net Assets Resulting From Operations	$2,084,004	$3,203,634

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended June 30, 2016
Per Share Operating Performance
Net Asset Value, beginning of period	$21.09
Net investment income(1)	0.39
Net realized and unrealized gain on investments(1)	0.10
Total from investment operations	0.49

Less distributions to shareholders
From net investment income	(0.37)
Total distributions	(0.37)

Net asset value, end of period	$21.21
Per share market value, end of period	$18.34
Total investment return based on market value (2)	8.22%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$138.4
Ratios (as a percentage to average net assets):
Expenses(3)(4)	4.99%
Net investment income(5)*	7.43%
Portfolio turnover rate **	5%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$60,750
Asset coverage per $1,000 for revolving credit agreement(6)	3,278

(1)	Based on the average shares outstanding during quarter.
(2)	Based on share market price and reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses.
(3)	Excluding interest expense, the ratio would have been 3.78%.
(4)	Ratio of expenses to average managed assets equals 3.52%.
(5)	Ratio of net investment income to average managed assets equals 5.25%.
(6)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized